Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement(s) (No. 333-179075, No. 333-186886, No. 333-194131, No. 333-202269, No. 333-209767, No. 333-216338, No. 333-224757, No. 333‑229889, No. 333-236636, No. 333-249807, No. 333-253417, No. 333-255895 and No. 333-263195) on Form S8 of our reports dated February 24, 2026, with respect to the consolidated financial statements of Jazz Pharmaceuticals Plc and financial statement schedule at Item 15(a)2 and the effectiveness of internal control over financial reporting.

/s/ KPMG

Dublin, Ireland
February 24, 2026